Clover Health (Nasdaq: CLOV)
First Quarter 2025 Shareholder Q&A
May 14, 2025
In the lead-up to our first quarter 2025 earnings, we asked our shareholders to submit questions—anything from big-picture strategy to the mechanics of how we operate. The response was thoughtful and wide-ranging, and today we’re sharing answers to some of the most common themes we saw.
We chose ten questions to cover in this round—questions that not only came up frequently, but also gave us the chance to go deeper into how we think about the business. If your question isn’t included here, please know it’s still appreciated—and you’ll have another opportunity to submit for our next Q&A ahead of our second quarter 2025 earnings.
We see this format as part of a broader effort to stay transparent and accessible to our shareholders. Our door is open, and if these answers spark more questions, we’d love to hear them. Please reach out to our investor relations team at investors@cloverhealth.com with feedback or follow-ups.
Thanks again to everyone who took the time to submit questions. We're looking forward to keeping this dialogue going.
–Andrew Toy, Chief Executive Officer of Clover Health
Use of Non-GAAP Measures
These responses use non-GAAP (Generally Accepted Accounting Principles) financial metrics, which should not be considered as a substitute for financial measures computed in accordance with GAAP. Please see Clover Health Investments, Corp.’s (“Clover Health,” the “Company,” “we,” “us,” and “our”) first quarter 2025 earnings results here, which includes our full results as well as reconciliations to comparable GAAP financial metrics, and which is available at investors.cloverhealth.com.

Clover Health (Nasdaq: CLOV)
First Quarter 2025 Shareholder Q&A
May 14, 2025
First Quarter 2025 Shareholder Q&A
1. How do you measure Clover Health's core business profitability?
Many companies in the industry use Adjusted EBITDA (a non-GAAP metric) as a profitability metric because it represents the underlying core operational performance of a business and it also closely tracks our operating cash flow. Using Adjusted EBITDA, we were profitable in 2024 and have guided to profitability in 2025 and beyond. In plain terms: we generated strong Adjusted EBITDA and positive operating cash flow for the full year 2024, and we believe we’ll do so again in 2025. We’re running a real, high potential business and are off to a strong start this year with meaningfully improved profitability metrics and increased guidance for the full year 2025. We’re also expecting strong cash flow in 2025.
You will also see us report Adjusted Net Income (a non-GAAP metric) in our quarterly earnings. For Clover, that Adjusted Net Income is very close to our Adjusted EBITDA because we do not have debt, taxes or significant depreciating assets.
That said, you may see us reporting quarterly results that are unprofitable on a GAAP Net Income basis. For example, for the first quarter of 2025, we delivered a $1M Net loss, while delivering a $26M Adjusted EBITDA profit. That’s largely due to two factors. First, GAAP Net Income includes non-cash items like stock-based compensation, which are meaningful but not reflective of our core operating performance. Second, there’s seasonality — some quarters are more profitable than others based on the rhythm of our business. For where we are in our growth trajectory, we believe full-year Adjusted EBITDA and operating cash flow are useful indicators of our financial health. And on that basis, we’re profitable.

2. With the recent rise in your Star Ratings and Medicare Advantage final rate notice, what are your plans for growth beyond the ~30% membership growth in 2025? How do these dynamics impact Clover Health’s strategic goals?
Our improved Star rating has a direct and material impact on our business — moving from 3.5 to 4 Stars for payment year 2026 comes with a general 5% increase to the CMS benchmark rate via the quality bonus payment. That means Clover Health receives more revenue per member, which we’ll be able to reinvest directly into our members’ benefits. The result? We’re able to lower out-of-pocket costs, create stronger plan value, and offer more reasons for seniors to choose Clover Health.
This creates a powerful growth engine: higher Stars → higher benchmarks → better benefits → stronger organic growth. It also reinforces our strategy: we want to be continually investing in great care and that care is why we want people to join Clover. We believe that at the end of the day, better member benefits and plan value will be the most impactful to our growth.
Ultimately, our goal is to make high-quality healthcare more affordable and our Stars momentum is accelerating our ability to do that at scale as we go into next year.

Clover Health (Nasdaq: CLOV)
First Quarter 2025 Shareholder Q&A
May 14, 2025
3. When the time comes to expand your MA book into new markets, would you prioritize states in which you have existing Counterpart Health deals?
It’s a great question and it highlights why we’re structured the way we are. Clover Health has three key divisions: Clover Insurance (our MA plan), Clover Care Services (our in-home care and services organization), and Counterpart Health (our technology platform which makes Clover Assistant available to third party payors and providers under the brand name “Counterpart Assistant”).
Clover Insurance and Counterpart Health have different strategies. While they share a common philosophy, enabling earlier, proactive care through technology, they operate independently. Our MA plan expansion strategy is driven by where Clover Insurance sees the best opportunities to serve seniors directly. Counterpart Health, on the other hand, already operates nationally, delivering software to providers and payors regardless of where our Clover Insurance footprint is.
So while there may be overlap in the future, we don’t view one as a prerequisite for the other. Each division is focused on winning in its own lane, and is complementary to the other.

4. If Clover Assistant can reduce expense ratios for patients with chronic conditions and lead to healthier long-term outcomes in MA, could you explain why similar results cannot be achieved for younger, healthier segments of the population?
The short answer is: we believe that it can. Clover Assistant is built to help any physician take better care of any patient, regardless of age and health complexity, by surfacing actionable insights and supporting clinical decisions.
But our strategic focus is Medicare Advantage (MA), because that’s where we believe that the need and the opportunity is most pronounced. Chronic conditions are far more prevalent in this population, and that’s where CA’s ability to surface undiagnosed issues, or prevent deterioration, makes the biggest difference. We’re focused on where we can drive the greatest impact first. Over time, broader applications are certainly possible, but our current resources are dedicated to the places where we believe that the clinical and economic returns are clearest.

Clover Health (Nasdaq: CLOV)
First Quarter 2025 Shareholder Q&A
May 14, 2025
5. Can you share details about Clover Health’s SaaS revenue and the margin profile of Counterpart Health? When can we expect this to be a meaningful revenue contribution?
We view Counterpart Health as a strategically important part of Clover Health’s future. It allows us to extend the benefits of our core technology, the same platform that powers our own high-performing MA plan to the broader market. We are currently focused on increasing lives under CA management, but we believe that Counterpart Health has the potential to become a meaningful contributor to Clover Health's revenue and earnings over time given the sheer size and need within the MA market. With 35 million MA enrollees, that’s a huge opportunity.
The interesting thing is that Clover Assistant delivers true value-based performance via a software + AI delivery mechanism. That means we can scale like software but also participate in the economics of value-based care for our members. That’s an aspirational story for most software companies, they dream of doing that one day. We’re doing that now.
One of the most exciting aspects of Counterpart is that it’s highly scalable. We’re finding that we can deploy our platform across many partners with very little customization, which is a strong signal for long-term margins. We’ve built deep technology once, and now we can make it work across a wide range of customers without reengineering it every time. We’re also disciplined about how we price, structuring contracts that reflect the value we deliver.

6. Do you see a path where Counterpart Health could be integrated broadly across the entire U.S. healthcare system, or internationally? How well do you believe Counterpart Assistant will perform in states outside of your core New Jersey and Georgia markets?
Absolutely. The beauty of the Counterpart Health model is that it’s designed for scale. We’re focused on Medicare because it’s a federal program, which means we have a built-in path to national reach. While we’re not commenting on international opportunities at this time, we see plenty of room to grow across the 35 million MA enrollees throughout the country.
We're confident that Counterpart Health can bring value to any market, as chronic disease is no different in one state versus another. Clover Assistant works because it helps doctors identify and manage chronic disease earlier. And that’s not a New Jersey problem or a Georgia problem, that’s a healthcare problem everywhere. We’ve already proven our model in complex, fragmented markets like New Jersey, where we have delivered industry-leading loss ratios. That gives us confidence in its ability to perform across the country. Counterpart Health gives us a capital-light way to export that capability, and bring higher quality and better care management to more people, without needing to stand up a new MA plan in every state.

Clover Health (Nasdaq: CLOV)
First Quarter 2025 Shareholder Q&A
May 14, 2025
7. Are there any current SaaS partnerships Clover Health is participating in or pending partnerships you expect to participate in soon?
First off, we’ve already announced a number of Counterpart customers who either have gone live or are in implementation. You can see those announcements on our press page.
For clarity, while always complying with applicable laws, we don’t intend to announce every SaaS partnership that we sign. Any revenue from those unannounced deals will of course still be reflected in our consolidated financials.
That said, our current focus isn’t on making splashy announcements, it’s on building deep, high-quality partnerships, expanding lives under management and executing on those partnerships. We currently see a high level of inbound interest and ongoing discussions that validate that there’s a strong appetite for what we’re building. In the meantime, we are focused on execution. We’re actively engaged with a wide range of payors and providers, regional and national, who are looking for practical, AI-powered tools to accelerate their shift to value-based care.

8. What unique strengths and competitive advantages does Clover Assistant have that differentiate it from other technologies in the healthcare space? How will you win in the crowded Healthcare AI space, amidst larger companies and especially in the evolving context of AI becoming cheaper and more deployable?
We’re hearing a consistent message from our customers, including very sophisticated organizations that have been deep in value-based care for years: they haven’t seen anything like Clover Assistant. Most vendors are either deeply technical or deeply healthcare, we bring both. That’s rare.
We’re not bolting tech onto healthcare, we’re re-architecting how care is delivered from the inside out. Clover Assistant embodies our unwavering commitment to empowering doctors to deliver better patient outcomes.
Our competitive edge is how we integrate AI into real-world clinical workflows, backed by our lived experience operating a MA plan. Our AI models are proprietary and patented, and they’re tuned specifically for value-based care performance. Plus, our data advantage, claims, labs, pharmacy, and home care visits through Clover Care Services gives us unique insight into patient trajectories. This isn’t just a layer on top of someone else’s system, it’s a purpose-built engine that improves care and economics at the same time.

Clover Health (Nasdaq: CLOV)
First Quarter 2025 Shareholder Q&A
May 14, 2025
9. How is Clover Health preparing / investing for this AI revolution in light of all the various AI platforms that consumers have access to?
We believe deeply in the transformative power of AI, not just as business leaders, but personally. We use AI every single day: to prepare for meetings, challenge assumptions, sharpen language, and even help organize our thinking. That belief shows up in how we run Clover Health.
We’ve been investing in AI for years, long before it became the trend. Clover Assistant itself is a product of that conviction, it’s designed to use AI to help doctors identify problems earlier and make more informed decisions. Beyond that, we’re aggressively using AI to support our team internally to increase operating leverage, enhance employee productivity, automate routine tasks, and improve decision support across the organization.
As AI evolves, we will continue to be early and thoughtful adopters, both clinically and operationally. We believe it will be one of the defining tools of this next era of healthcare. And we intend for Clover Health to lead in how we apply it with rigor, responsibility, and ambition.

10. What is Clover Health’s plan for increasing brand visibility and marketing its recent achievements? Are there plans for Andrew Toy to appear on major media platforms?
We intend to increase our communications and improve how we frame our achievements, including who we are and where we’re going. This FAQ is one way we’re doing that. We understand the importance of keeping you informed about our progress and strategic direction as much as we can.
We believe that our results tell the most compelling story, and we intend to keep delivering. Our primary focus is on generating real achievements inside the Company. That’s what ultimately improves the business, and that’s what will earn attention over time. Right now, the focus is on doing the work that makes us a better company, helping improve patient outcomes, and bringing that approach to as many people as possible.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health's future results of operations, financial condition, market size and opportunity, business strategy and plans, and the factors affecting our performance and our objectives for future operations. Forward-looking statements are not guarantees of future performance and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," "plan," "seek," "grow," "if," "continue" or the negative of these words or other similar terms or expressions that concern Clover Health's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this document include, but

Clover Health (Nasdaq: CLOV)
First Quarter 2025 Shareholder Q&A
May 14, 2025
are not limited to, the following: statements regarding expectations relating to potential improvements in operating expenses, the number of Clover Health's Insurance members, potential growth of, and revenue from, Counterpart Health, future capital needs and other expectations as to future performance, operations and results (including our updated guidance for full-year 2025). Statements regarding our Adjusted EBITDA profitability and Adjusted Net income profitability are also forward-looking, and are based on our current targets which are preliminary and are derived from our 2025 financial outlook. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by forward-looking statements in this document. Forward-looking statements involve a number of judgments, risks and uncertainties, including, without limitation, risks related to: our expectations regarding results of operations, financial condition, and cash flows; our expectations regarding the development and management of our business; any current, pending, or future legislation, regulations or policies that could have a negative effect on our revenue, profit margins, cash flows and business, including rules, regulations and policies relating to healthcare, Medicare generally and medical loss ratios; our ability to successfully enter new service markets and manage our operations; anticipated trends and challenges in our business and in the markets in which we operate; our ability to effectively manage our beneficiary base and provider network; our ability to maintain and increase adoption and use of Clover Assistant, including the expansion of Clover Assistant for external payors and providers under the brand name Counterpart Assistant; the anticipated benefits associated with the use of Clover Assistant, including our ability to utilize the platform to manage our medical expenses; our ability to maintain or improve our Star Ratings or otherwise continue to improve the financial performance of our business; our ability to develop new features and functionality that meet market needs and achieve market acceptance; our ability to retain and hire necessary employees and staff our operations appropriately; the timing and amount of certain investments in growth; the outcome of any known and unknown litigation and regulatory proceedings; our ability to maintain, protect, and enhance our intellectual property; general economic conditions and uncertainty; persistent high inflation and fluctuating interest rates; and geopolitical uncertainty and instability. Additional information concerning these and other risk factors is contained under Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 3, 2025, as such risks may be updated in our subsequent filings with the SEC. The forward-looking statements included in this document are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this document or to conform these statements to actual results or revised expectations.